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                                                                    Exhibit 23.7



                       CONSENT OF INDEPENDENT ENGINEERS

The Board of Directors of Pure Resources, Inc.

     We consent to the use of our decommissioning estimates incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


Twachtman Snyder & Byrd, Inc.

/s/ Robert C. Byrd

Robert C. Byrd
Vice President

Houston, Texas
April 17, 2000